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                                                                  EXHIBIT 5

                                Ungaretti & Harris
                         3500 Three First National Plaza
                             Chicago, Illinois  60602



August 28, 1997


CenterPoint Properties Trust
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

    Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-4 of the Trust filed with the Securities and Exchange Commission (the "Commission") on August 13, 1997 as amended by Pre-Effective Amendment No. 1 filed with the Commission on the date hereof (the "Registration Statement"), relating to the registration of 16,751,556 common shares of beneficial interest in the Trust, $.001 par value per share (the "Common Shares").

In this regard, we have examined:

    a. the declaration of trust, by-laws and organizational documents of the Trust;

    b.  certain resolutions adopted by the Trust's Board of Trustees;

    c.  the Registration Statement; and

    d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Trust and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

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CenterPoint Properties Trust
August 28, 1997
Page -2-

Based upon the foregoing, we are of the opinion that the Common Shares being registered pursuant to the Registration Statement, if and when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


Ungaretti & Harris





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         GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                             THE GARRETT BUILDING
                            233 EAST REDWOOD STREET
                        BALTIMORE, MARYLAND  21202-3332



                                August 28, 1997



Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602

Ladies & Gentlemen:

          We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-4 of the Trust filed with the Securities and Exchange Commission (the "Commission") on August 13, 1997, as amended by Pre-Effective Amendment No. 1 filed with the Commission on the date hereof (the "Registration Statement"), relating to the registration of 16,751,556 common shares of beneficial interest in the Trust, $.001 par value per share (the "Common Shares").

          In this connection, we have examined:

          a. the declaration of trust, by-laws and organizational documents of the Trust;

          b. certain resolutions adopted by the Trust's Board of Trustees;

          c.  the Registration Statement; and

          d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.

          We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

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Ungaretti & Harris
August 28, 1997
Page 2




          Based upon the foregoing we are of the opinion that the Common Shares being registered pursuant to the Registration Statement if and when issued under the circumstances contemplated by the Registration Statement will be validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

                                       Very truly yours,

                                       GORDON, FEINBLATT, ROTHMAN,
                                        HOFFBERGER & HOLLANDER, LLC



                                       By:  /s/ Edward E. Obstler
                                          ---------------------------------
                                          Edward E. Obstler, Member